--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                           Current Report Pursuant to
                             Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 28, 2001



                                PROQUEST COMPANY
                    (FORMERLY KNOWN AS BELL & HOWELL COMPANY)
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)





                1-3246                             36-3580106
       (Commission File Number)     (I.R.S. Employer Identification Number)


       300 North Zeeb Road, Ann Arbor, Michigan           48103-1553
       (Address of principal executive offices)           (Zip Code)



                                 (734) 761-4700
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On September 28, 2001, ProQuest Company (the "Company") sold its mail and messaging technologies unit ("MMT"), its scanners business and its financing services business to BH Acquisition, Inc., a wholly owned subsidiary of Glencoe Capital ("Glencoe" or "Buyer"), pursuant to a Purchase and Sale Agreement between the Company and Glencoe dated September 20, 2001. Glencoe purchased all the outstanding shares of Common Stock of (i) Bell & Howell Mail and Messaging Technologies Company and its subsidiaries; (ii) Bell & Howell Mailmobile Company; (iii) Bell & Howell Company; (iv) Bell & Howell Imaging Components, L.L.C.; (v) Bell & Howell Postal Systems Inc.; and (vi) Bell & Howell Financial Services Company and its subsidiaries, for a purchase price of approximately $145 million subject to certain adjustments, including a working capital adjustment. Approximately $22 million of the purchase price was paid pursuant to an unsecured subordinated note due March 31, 2010 held by the Company. In the event, the note is not repaid by March 31, 2005, the Company will receive a warrant to purchase 3,626.9 shares of BH Acquisition, Inc. for $0.01 per share exercise price, which constitutes 3.5% of the total outstanding shares of BH Acquisition, Inc. on the Closing Date. MMT manufactures, markets and services high end mail processing sorting and services related products through a network of distributors and direct operations throughout the United States and Canada.

ITEM 7.  Financial Statements and Exhibits.

         (a)      Pro Forma Balance Sheet Information:

         If the sale to Buyer had occurred as of the beginning of fiscal 2001, the proceeds from the sale would have been used to reduce the Company's net debt, from $507 million to $399 million. This reduction of debt would have reduced the Company's total net interest expense for the thirteen weeks ended June 30, 2001, and the twenty-six weeks ended June 30, 2001 by $2.1 million and $4.1 million, respectively, $1.0 million and $1.9 million of which would have been allocated to continuing operations based upon the ratio of net assets of the discontinued business to the net assets of the Company. The reduction in net interest expense would have resulted in an increase in the tax provision for income taxes applicable to continuing operations of $0.4 million and $0.8 million, respectively, based on the Company's estimated effective tax rate of 40%.

         The impact on earnings per share would have been as follows:

                                                            Thirteen Weeks Ended            Twenty-Six Weeks Ended June
                                                                 June 30, 2001                        30, 2001
                                                         ------------------------------    --------------------------------

                                                                              PRO                               PRO
                                                              ACTUAL         FORMA             ACTUAL          FORMA

Earnings per share (basic)
Loss from continuing operations..............                  $   -         $0.03             $(0.02)         $0.02
                                                              ======        ======             =======         =====

Earnings per share (diluted)
Loss from continuing operations..............                  $   -         $0.03             $(0.02)         $0.02
                                                              ======        ======             =======         =====

Weighted average shares:
Basic........................................                 23,718        23,718              23,670        23,670
Diluted......................................                 23,985        23,985              23,670        23,670


         If the sale to Buyer had occurred as of January 1, 2000, the first day of the Company's most recent fiscal year, the proceeds from the sale would have been used to reduce the Company's net debt, from $530 million to $422 million. This reduction in debt would have reduced the Company's total net interest expense for fiscal 2000 by $7.5 million, $4.1 million of which would have been allocated to continuing operations based upon the ratio of net assets of the continuing business to the net assets of the Company. The reduction in net interest expense would have resulted in an increase in the tax provision for income taxes applicable to continuing operations of $1.6 million based on the Company's actual effective tax rate for fiscal 2000 of 40%.

         The impact on fiscal year 2000 earnings per share would have been the following:


                                                                                                               PRO
                                                                                          ACTUAL              FORMA

Earnings per share (basic / diluted)
Loss from continuing operations before cumulative effect of a change in
accounting principle..........................................................           $ (0.63)            $ (0.53)

Cumulative effect of a change in accounting principle.........................              (2.76)             (2.76)
                                                                                         --------            --------

Net loss from continuing operations per common share..........................           $ (3.39)            $ (3.29)
                                                                                         ========            ========

Weighted average shares:
Basic / Diluted...............................................................            23,657              23,657
                                                                                         ========            ========

         This pro forma data is for informational purposes only and may not necessarily reflect the results of operations had the business at the beginning of the periods indicated.

         (b)      Exhibits:

                  (99.1) Purchase and Sale Agreement by and between ProQuest Company and BH Acquisition, Inc. dated September 20, 2001.

                  (99.2) Unsecured Subordinated Promissory Note dated September 28, 2001.

                  (99.3)   Press Release dated September 21, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PROQUEST COMPANY



                                 By: /s/ Kevin Gregory
                                    --------------------------------------------
Dated:  October 12, 2001            Kevin Gregory, Vice President - Controller